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Exhibit 5.3

Mark H. Bailey, M.Sc., P.Geo.
MINEFINDERS CORPORATION LTD.
2288 - 1177 West Hastings Street Vancouver, B.C., V6E 2K3
Telephone: (604) 687-6263
Facsimile: (604) 687-6267

CONSENT OF EXPERT
FILED BY SEDAR

December 1, 2008

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island
Securities Commission of Newfoundland and Labrador
Registrar of Securities, Northwest Territories
Registrar of Securities, Nunavut
Registrar of Securities, Yukon
United States Securities and Exchange Commission

Re:
Minefinders Corporation Ltd. (the "Company") filing of a Short Form Base Shelf Prospectus dated December 1, 2008 (the "Prospectus").

        I refer to technical information developed by the Company, the preparation of which I supervised in my capacity as a "qualified person" as defined in NI 43-101, that is contained in news releases and technical reports issued by the Company on various dates (the "Technical Information") as referenced in the Prospectus and documents incorporated by reference therein.

        This letter is being filed as my consent to the use of my name and the Technical Information in the Prospectus and in documents incorporated by reference therein

        I confirm that I have read the Prospectus and I have no reason to believe that there are any misrepresentations that are derived from the Technical Information referred to above or that are within my knowledge as a result of the work I performed in connection with such Technical Information.

        I consent to the filing of this consent with the United States Securities and Exchange Commission as part of the Company's Form F-10 filed on November 21, 2008, and any amendment thereto, including post-effective amendments.

[Signature page follows]

Yours truly,
"Mark H. Bailey" Mark H. Bailey

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  Exhibit 5.3